BKD LLP________________________________________________________________________________________

Consent of Independent Registered Accounting Firm

Audit Committee and Board of Directors

Osage Bancshares, Inc.

Pawhuska, Oklahoma

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 20, 2007 on our audits of the consolidated financial statements of Osage Bancshares, Inc. as of and for the years ended June 30, 2007 and 2006, which report is included in its June 30, 2007 Annual Report on Form 10-KSB.

                                                                                              /s/ BKD, LLP

February 8, 2008

Joplin, Missouri